Exhibit 99.1

Ceridian Files Form 12b-25

Minneapolis, MN and Toronto, ON November 10, 2023 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE: CDAY; TSX: CDAY), a global leader in human capital management (HCM) technology, today announced that it filed a Form 12b-25 Notification of Late Filing for its third quarter 2023 Form 10-Q with the Securities and Exchange Commission (“SEC”), on November 9, 2023, which will become public on November 13, 2023, due to the Veteran’s Day holiday.

As previously disclosed in Ceridian’s earnings press release furnished as an exhibit to the Current Report on Form 8-K filed with the SEC on November 1, 2023, Ceridian recently discovered an error in the presentation of one Canadian bank account balance within “customer funds” and “customer funds obligations” and related items on its consolidated balance sheets and in its net cash provided by financing activities within its consolidated statements of cash flows. There was an understatement of customer funds within current assets and a corresponding understatement of customer funds obligations within current liabilities on Ceridian’s consolidated balance sheets.

As a result, Ceridian reviewed its internal control over financial reporting (“ICFR”) and concluded that two material weaknesses in its ICFR existed with respect to (i) its control designed to assess the proper presentation of cash and cash equivalents for its Canada customer funds for financial reporting purposes; and (ii) its risk assessment process related to controls over certain Professional Services and Powerpay revenue accounts.

Ceridian has performed additional analyses and other procedures to conclude there was no material misstatement of the Company’s previously issued financial statements, nor was there any effect on Ceridian’s third quarter 2023 results or fiscal year 2023 guidance.

Ceridian expects to remediate each ICFR matter by the end of the year.

Ceridian intends to file its third quarter 2023 Form 10-Q when the SEC’s EDGAR filing system reopens on Monday, November 13, 2023, and also intends to concurrently file amended versions of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023.

Forward-Looking Statements

This press release contains forward-looking statements that involve several risks and uncertainties. Statements that are not historical facts, and our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements in this press release include statements relating to the timely filing of the Form 10-Q for the fiscal quarter ended September 30, 2023. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to the future and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

This press release should be read in conjunction with the most recent reports Ceridian files with the SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on Ceridian’s website and are available from Ceridian without charge. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.
Ceridian is a global human capital management software company. Dayforce®, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Source: Ceridian HCM Holding Inc.

For more information, contact:

Matthew Wells

Investor Relations

1-844-829-9499

investors@ceridian.com